As filed with the Securities and Exchange Commission on April 16, 1998
                                                    Registration No. 333-______
                                                    Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


       D&N FINANCIAL CORPORATION                   D&N CAPITAL CORPORATION
(Exact name of Registrant as specified          (Exact name of Registrant as
            in its charter)                       specified in its charter)

               DELAWARE                                   DELAWARE
   (State or other jurisdiction of            (State or other jurisdiction of
      incorporation or organization)             incorporation or organization)

            ---------------                            ---------------
              34-2790646                                 31-1517665
 (I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)
                           ---------------------------
                                400 Quincy Street
                             Hancock, Michigan 49930
                                 (906) 482-2700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          D&N BANK 401(k) PLAN & TRUST
                            (Full title of the plan)

                            James S. Fleischer, P.C.
                           John S. Pettibone III, Esq.
                         Silver, Freedman & Taff, L.L.P.
      (a limited liability partnership including professional corporations)
                            1100 New York Ave., N.W.
                             Washington, D.C. 20005
                     (Name and address of agent for service)
                                 (202) 414-6100
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE


                                                                PROPOSED            PROPOSED
                                                                 MAXIMUM             MAXIMUM
     TITLE OF SECURITIES TO BE           AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
             REGISTERED                   REGISTERED            PER SHARE        OFFERING PRICE      REGISTRATION FEE
------------------------------------ --------------------- ------------------- ------------------- ---------------------
D&N Financial Corporation
 Common Stock, $.01 par value          160,000 shares(1)       $27.375(2)         $4,380,000(2)          $1,293(2)
D&N Capital Corporation
 Preferred Stock, $25 par value         20,000 shares(1)        $26.25(3)           $525,000(3)           $ 155(3)
Interests in Plan(4)                        N/A(4)                 N/A                 N/A                  N/A(4)
==================================== ===================== =================== =================== =====================
(1)  Estimated maximum aggregate number of shares of D&N Financial Corporation
     ("D&N") common stock and D&N Capital Corporation ("Capital") preferred stock purchasable with employee and employer contributions under the Plan during the next 60 months.
(2)  Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $27.375 per share, which was the average of the high and low prices of the D&N common stock on April 13,
     1998, as reported on the Nasdaq National Market.
(3)  Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee at $26.25 per share, which was the average of the high and low prices of the Capital preferred stock on April 13,
     1998, as reported on the Nasdaq National Market.
(4)  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) no separate fee calculation is made for plan interests.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the D&N Bank 401(k) Plan and Trust (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.       Incorporation of Certain Documents by Reference.

        The following documents previously or concurrently filed by D&N Financial Corporation (the "Company") with the Commission to the Registration Statement are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-17137) filed pursuant to Rule 13a-1 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on April 30, 1998;

(d) the description of the common stock, par value $.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form S-2 (File No. 33-69300) filed with the Commission on September 23, 1993 and all amendments thereto or reports filed for the purpose of updating such description; and

(e) the Plan's Annual Report on Form 11-K for the plan year ended December 31, 1996.

        The following documents previously or concurrently filed by D&N Capital Corporation ("Capital") with the Commission to the Registration Statement and hereby incorporated by reference in this Registration Statement:

(a) Capital's Registration Statement on Form S-11, filed with the Commission on April 29, 1997 (SEC NO. 333-26039);

(b) Capital's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (File No. 0-22767) filed pursuant to Rule 13a-1 of the Exchange Act; and

(c) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the registration statement referred to above (File No. 0-22767).

        All documents subsequently filed by the Company and Capital (collectively, the "Registrant") with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this

Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

        The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Corporate Secretary, D&N Financial Corporation, 400 Quincy Street, Hancock, Michigan 49930, telephone number (906) 482-2700.

        All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.       Description of Securities.

        Not Applicable.

Item 5.       Interests of Named Experts and Counsel.

        Not Applicable.

Item 6.       Indemnification of Directors and Officers.

        Section Ten of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Section Ten also provides for the authority to purchase insurance with respect thereto.

        Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith; (ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate; (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful; and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

        Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

        Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

        Under a directors' and officers' liability insurance policy, directors and officers of the Company and Capital are insured against certain liabilities, including certain liabilities under the Securities Act.

        Section 6.2 of Capital's Certificate of Incorporation provides for indemnification of any director, officer, employee or agent of Capital or any other person who is serving at the request of Capital in any such capacity with another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) to the fullest extent permitted by the General Corporation Law of the State of Delaware or as it may hereafter be amended, and any such indemnification may continue as to any person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person.

Item 7.       Exemption from Registration Claimed.

        Not Applicable.


Item 8.       Exhibits.


   Regulation S-K                                                                  Reference to Prior Filing or
     Exhibit                                                                         Exhibit Number Attached
     Number                                     Document                                       Hereto
------------------                              --------                           ----------------------------
       4                   Instruments Defining the Rights of Security
                           Holders, Including Indentures:

                           4.1 Certificate of Incorporation of D&N                               *
                               Financial Corporation

                           4.2 Certificate of Incorporation of D&N                               **
                               Capital Corporation

                           4.3 Bylaws of D&N Financial Corporation                               *

                           4.4 Bylaws of D&N Capital Corporation                                 **

                           4.5 D&N Bank 401(k) Plan and Trust                           Attached as Exhibit 4.5

       5                   Opinion of Silver, Freedman & Taff, L.L.P.                   Attached as Exhibit 5

      23                   Consents of Experts and Counsel:

                            Consent of Silver, Freedman & Taff, L.L.P.                  (Included in Exhibit 5)

                            Consent of Coopers and Lybrand L.L.P.                       Attached as Exhibit 23.2

      24                   Power of Attorney                                           Contained on Signature Page


------------------------
* Filed as exhibits to the Company's Registration Statement on Form S-2 (File No. 33-69300) filed with the Commission on September 23, 1993 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.
** Filed as exhibits to Capital's Registration Statement on Form S-11 (File No. 333-26039) filed with the Commission on April 29, 1997 and all amendments thereto or reports filed for the purpose of updating such description. All of such previously filed documents are hereby incorporated herein by reference in accordance with Item 601 of Regulation S-K.

        The Company hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9.       Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hancock, State of Michigan, on April 15, 1998.

                                 D&N FINANCIAL CORPORATION


                                 By: /s/ George J. Butvilas
                                     --------------------------------
                                     George J. Butvilas, Director, President and
                                     Chief Executive Officer (Duly Authorized
                                     Representative)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George J. Butvilas and Peter L. Lemmer, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.


By:      /s/ George J. Butvilas                      Date:  April 15, 1998
         ------------------------------------               --------------
         George J. Butvilas
         Chief Executive Officer,
         President And Director
         (Principal Executive and Operating Officer)

By:/s/ Kenneth D. Seaton                             Date:  April 15, 1998
   ------------------------------------------               --------------
         Kenneth D. Seaton
         Chairman of The Board


By:/s/ Joseph C. Bromley                             Date:  April 15, 1998
   ------------------------------------------               --------------
         Joseph C. Bromley
         Director

By:/s/ B. Thomas M. Smith, Jr.                       Date:  April 15, 1998
   ------------------------------------------               --------------
         B. Thomas M. Smith, Jr.
         Director


By:/s/ Stanley A. Jacobson                           Date:  April 15, 1998
   ------------------------------------------               --------------
         Stanley A. Jacobson
         Director


By:/s/ Peter Van Pelt                                Date:  April 15, 1998
   ------------------------------------------               --------------
         Peter Van Pelt
         Director


By:/s/ Randolph P. Piper                             Date:  April 15, 1998
   ------------------------------------------               --------------
         Randolph P. Piper
         Director


By:/s/ Steven E. Zack                                Date:  April 15, 1998
   ------------------------------------------               --------------
         Steven E. Zack
         Director


By:/s/ Mary P. Cauley                                Date:  April 15, 1998
   ------------------------------------------               --------------
         Mary P. Cauley
         Director


By:/s/ Steven Coleman                                Date:  April 15, 1998
   ------------------------------------------               --------------
         Steven Coleman
         Director


By:/s/ Kenneth R. Janson                             Date:  April 15, 1998
   ------------------------------------------               --------------
         Kenneth R. Janson
         Executive Vice President and
          Chief Financial Officer
         (Chief Financial and Accounting Officer)

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hancock, State of Michigan, on April 15, 1998.


                                  D&N CAPITAL CORPORATION


                                  By: /s/ Kenneth R. Janson
                                      -----------------------------------------
                                      Kenneth R. Janson, Director, President and
                                      Chief Executive Officer (Duly Authorized
                                      Representative)

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kenneth R. Janson and Peter L. Lemmer, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorneys-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date as indicated.


By:/s/ Kenneth R. Janson                                 Date:  April 15, 1998
   ------------------------------------                         --------------
         Kenneth R. Janson
         Chief Executive Officer,
         President And Director
         (Principal Executive and Operating Officer)

By:/s/ George J. Butvilas                             Date:  April 15, 1998
   ------------------------------------------                --------------
         George J. Butvilas
         Chairman of the Board
             And Director


By:/s/ Richard E. West                                Date:  April 15, 1998
   ------------------------------------------                --------------
         Richard E. West
         Vice President and Director


By:/s/ Gail A. Mroz                                   Date:  April 15, 1998
   ------------------------------------------                --------------
         Gail A. Mroz
         Director



By:/s/ James Bogan                                    Date:  April 15, 1998
   ------------------------------------------                --------------
         James Bogan
         Director


By:/s/ William J. McGarry                             Date:  April 15, 1998
   ------------------------------------------                --------------
         William J. McGarry
         Director


By:/s/ Daniel D. Greenlee                             Date:  April 15, 1998
   ------------------------------------------                --------------
         Daniel D. Greenlee
         Chief Financial Officer and Treasurer

                                   SIGNATURES


        The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees or other persons who administer the employee benefit plan, have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hancock, State of Michigan on April 15, 1998.

401(k) PLAN ADMINISTRATIVE COMMITTEE



By: /s/ George J. Butvilas                    By: /s/ John R. Clemmer
   ------------------------------                 ---------------------------
   George J. Butvilas                             John R. Clemmer




By:                                           By: /s/ Peter W. Smith
   ------------------------------                ----------------------------
    Mary Jo Kristapovich                         Peter W. Smith




                            By: /s/ Donald W. Schulze
                                -----------------------
                                Donald W. Schulze


BANKERS TRUST COMPANY OF DES MOINES,
IOWA, TRUSTEE




By: /s/ Patty Ashbaugh
    ------------------------
    Name:  Patty Ashbaugh
    Title: Assistant Vice President
           and Trust Officer

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                               ------------------




                                    EXHIBITS


                                       TO


                                    FORM S-8


                             REGISTRATION STATEMENT


                                      UNDER


                           THE SECURITIES ACT OF 1933




                               ------------------



                            D&N FINANCIAL CORPORATION
                             D&N CAPITAL CORPORATION

                                  EXHIBIT INDEX


    Exhibit
     Number
    -------
      4.5      D&N Bank 401(k) Plan & Trust
      5        Opinion of Silver, Freedman & Taff, L.L.P.
      23.1     Consent of Silver, Freedman & Taff, L.L.P. (included in Exhibit
               5)
      23.2     Consent of Coopers & Lybrand L.L.P.